SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") effective as of the 4th day of October, 2007.

BETWEEN
SOUND REVOLUTION INC.
1187 Brimley Road,
Toronto, Ontario,
M1P 3G5
("Seller")

AND
ROBIN RAM
3281Chartwell Green
Coquitlam, B.C.
V3E 3M9
(“Buyer”)

WHEREAS

A	Seller is the owner of 30,000,000 shares of common stock (the “Shares”) of Buzz Tub Media Inc. (the “Company”);

B	Seller wishes to sell 30,000,000 Shares to Buyer for an aggregate purchase price of US$300; and

C	Buyer is aware:

	(i)	of all material information respecting the past, present and proposed business operations of the Company, its management, financial position or otherwise;

	(ii)	that there is no current “established trading market” for the common stock of the Company and it is uncertain at this time whether there will be any future market for the common stock of the Company;

	(iii)	that the purchase price being paid for the Company’s common stock bears no relationship to assets, book value or other established criteria of value; and

(iv)

that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the Act.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1           Buyer’s Representations and Warranties. Buyer represents and warrants the following as an additional inducement for the offer outlined in this Agreement to purchase the Shares covered by this Agreement as follows:

1.1         Buyer is not relying on any representation or warranty of Seller whatsoever, except those representations and warranties contained in this Agreement.

1.2         Buyer has conducted his own investigation of the risks and merits of an investment in the Company, and to the extent desired, including, but not limited to a review of the Company’s books and records, financial and otherwise, its annual, quarterly and current reports and any registration statements filed with the Securities and Exchange Commission (the “SEC”), and has had the opportunity, to the extent that it deemed reasonable or necessary, to discuss this documentation with the directors and executive officers of the Company, to ask questions of these directors and executive officers, and that to the extent requested, all such questions have been answered to his satisfaction.

1.3         Buyer, by reason of the education, experience, business acumen or other educational factors of its principals, is a “sophisticated investor” or an “accredited investor” as those terms are known or defined under applicable U.S. securities laws, rules and regulations, and/or is fully capable of evaluating the risks and merits associated with the execution of this Agreement and the purchase of the Shares hereunder, without qualification.

1.4         Buyer has full power and authority to execute and deliver this Agreement, without qualification.

1.5         Buyer is purchasing the Shares for his account only.

1.6         Buyer will fully comply with all provisions of U.S. and other applicable securities laws, rules and regulations in the resale of any of the Shares acquired hereunder, and will timely make all required filings regarding beneficial ownership of the Shares with the SEC, as may be applicable.

1.7         Buyer has never:

(a)	been a party to any adverse proceeding brought by the SEC or any similar state or provincial agency;

(b)	been a party to any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or

(c)	filed bankruptcy proceedings within the past five years.

1.8         Buyer certifies that Buyer is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person.

1.9         Buyer agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Exchange Act of 1934 (the “Act”), or pursuant to an available exemption from registration.

1.10         Buyer agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

1.11         Buyer acknowledges that the Company will refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

1.12         Buyer is a:

(a)	director, senior officer or employee of the Company; or

(b)	close business associate, close personal friend, spouse, parent, brother, sister or child of a director or officer of the Company.

2           Terms of Agreement. Accordingly, the parties hereto, subject to Seller’s acceptance of this Agreement, agree as follows:

2.1         Buyer hereby offers to purchase the Shares of the Company, free and clear of any liens or encumbrances whatsoever, and Seller agrees to sell the Shares of the Company free and clear of any liens or encumbrances whatsoever.

2.2         The purchase price of the Shares shall be an aggregate of US$300, payable immediately.

2.3         Buyer acknowledges that Certificates representing the Shares shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

3           Seller’s Representations and Warranties. By acceptance of this offer, Seller hereby covenants and warrants as follows:

3.1         Seller has the right to sell, transfer, convey and assign the Shares, without qualification.

3.2         No certificates have yet been issued for the Shares.

3.3         Seller has done no act to encumber the Shares, and that the Shares are free and clear of any liens or encumbrances whatsoever.

4           Countersignatures. This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it the day, month and year first written

SELLER: Sound Revolution Inc.

/s/ Robin Ram
Per: Robin Ram, President

/s/ Robin Ram
BUYER: Robin Ram